EXHIBIT 4.1



                          SECURITIES PURCHASE AGREEMENT

                  This Securities Purchase Agreement (this "AGREEMENT") is dated as of September 30, 2003, by and among Arotech Corporation, a Delaware corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (each, a "PURCHASER" and collectively, the "PURCHASERS").

                  WHEREAS:

                  A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

                  B. The Company has authorized a new series of 8% secured convertible debentures of the Company in the form attached hereto as Exhibit A (together with any convertible debentures issued in replacement thereof in accordance with the terms thereof, the "INITIAL DEBENTURES"), which Initial Debentures shall be convertible into shares of the Company's Common Stock (as converted, the "INITIAL UNDERLYING SHARES"), in accordance with the terms of the Initial Debentures;

                  C. The Company has authorized a new series of 8% secured convertible debentures of the Company in the form attached hereto as Exhibit A (together with any convertible debentures issued in replacement thereof in accordance with the terms thereof, the "ADDITIONAL DEBENTURES" and collectively with the Initial Debentures, the "DEBENTURES"), which Additional Debentures shall be convertible into shares of the Common Stock (as converted, the "ADDITIONAL UNDERLYING SHARES" and collectively with the Initial Underlying Shares, the "UNDERLYING SHARES"), in accordance with the terms of the Additional Debentures;

                  D. Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount ("INVESTMENT AMOUNT") of Initial Debentures set forth on such Purchaser's signature page hereto (which aggregate principal amount for all Purchasers shall be $5,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "INITIAL WARRANTS"), to acquire up to 250 shares of Common Stock for each $1,000 of principal amount of Initial Debentures purchased (as exercised, collectively, the "INITIAL WARRANT SHARES");

                  E. Subject to the terms and conditions set forth in this Agreement, each Purchaser shall have the right to purchase, and the Company shall be required to sell (i) up to the aggregate principal amount ("ADDITIONAL INVESTMENT AMOUNT") of Additional Debentures which is equal to 120% of the Investment Amount (which aggregate Additional Investment Amounts for all Purchasers shall be up to $6,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "ADDITIONAL WARRANTS" and, collectively

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with the  Initial  Warrants,  the  "WARRANTS"),  to acquire 250 shares of Common
Stock for each $1,000 of principal amount of Additional Debentures purchased (as exercised, collectively, the "ADDITIONAL WARRANT SHARES" and, collectively with the Initial Warrant Shares, the "WARRANT SHARES"); and

                  F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, $.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common


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Stock or other  securities  that  entitle  the holder to  receive,  directly  or indirectly, Common Stock.

                  "COMPANY COUNSEL" means Yaakov Har-Oz, Esq.

                  "EFFECTIVE DATE" means the date that the initial Registration Statement required by the Registration Rights Agreement is first declared effective by the Commission.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "IES ELECTRONICS" means IES Electronics Industries Ltd.

                  "IES SECURITY AGREEMENTS" means the Pledge, Security and Escrow Agreement, granting to IES Electronics a secured second priority interest, dated as of August 2, 2002 made by the Company in favor of IES Electronics relating to the shares of I.E.S. Defense Services, Inc., as modified by the letter agreement between the Company and IES Electronics, dated as of December 31, 2002, and the Security Agreement dated as of March 17, 2003 made by the Company in favor of IES Electronics relating to the shares of IES Interactive Training, Inc., I.E.S. Defense Services, Inc. and M.D.T. Protective Industries, Ltd.

                  "INDEBTEDNESS" shall mean the principal amount of, premium, if any, profit participation, if any, and accrued and unpaid interest on and all other amounts and costs payable in respect of (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, in any manner through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by the Company; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of a default may be limited to repossession or sale of such property; and (e) renewals, extensions and refundings of any such Indebtedness.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement by and among the Company, the subsidiaries of the Company party thereto, and the holders of the Debentures, pursuant to which the obligations of the Company under the Debentures are secured by the intellectual property of the Company and the subsidiaries party thereto, such agreement in the form of Exhibit F attached hereto.

                  "LIEN" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.


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                  "PERSON"  means an  individual  or  corporation,  partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "PURCHASER PERCENTAGE" means, with respect to a Purchaser, the percentage equal to the product of (x) a fraction, the numerator of which shall be the Investment Amount paid by such Purchaser on the Initial Closing Date and the denominator of which shall be the aggregate Investment Amount paid by all Purchasers on the Initial Closing Date times (y) 100.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Underlying Shares and the Warrant Shares.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES" means the Debentures, the Underlying Shares, the Warrants and the Warrant Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENT" means the security agreement substantially in the form of Exhibit G hereto granting to the Purchasers (i) a first priority, perfected security interest in the stock of MDT Armor Corporation and any future assets acquired by or on behalf of the Company in connection with an Acquisition (as defined in the Security Agreement), (ii) a second priority security interest in the assets of IES Interactive Training, Inc. and stock of other subsidiaries directly or indirectly owned by the Company (other than that of IES Interactive Training, Inc. and M.D.T. Protective Industries Ltd.), subordinate only to the security interest in favor of the holders of Outstanding Debentures and (iii) a third priority security interest in the stock of M.D.T. Protective Industries Ltd., IES Interactive Training, Inc. and I.E.S. Defense Services, Inc., subordinate only to the security interest in favor of the holders of Outstanding Debentures and the security interest in favor IES Electronics pursuant to the IES Security Agreement.

                  "SUBSIDIARY" means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, all of which are listed in Schedule 3.1(a).

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the


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Common Stock is not quoted on the OTC Bulletin  Board, a day on which the Common
Stock is quoted in the  over-the-counter  market as  reported by Pink Sheets LLC
(formerly  the  National   Quotation  Bureau   Incorporated)   (or  any  similar
organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) above, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market that the Common Stock is listed or quoted for trading on the date in question.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Debentures, the Security Agreement, the Intellectual Property Security Agreement, the Warrants, the Registration Rights Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "TRANSFER AGENT INSTRUCTIONS" means the Company's Transfer Agent Instructions in the form of Exhibit D.

                                   ARTICLE II.
                                PURCHASE AND SALE

                  Section 2.1 Purchase and Sale of Debentures and Warrants.

                  (a) (i) Initial Debentures and Initial Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 2.2(a) and 2.3(a) below, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), a principal amount of Initial
Debentures equal to its Investment Amount, along with Initial Warrants to acquire up to 250 Initial Warrant Shares for each $1,000 principal amount of Initial Debentures purchased (the "INITIAL CLOSING").

                      (ii) Additional Debentures and Additional Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 2.2(b) and 2.3(b) below, at the option of each Purchaser from time to time, the Company shall issue and sell to each Purchaser, at multiple closings, if applicable, and each Purchaser severally, but not jointly, may purchase from the Company on an Additional Closing Date (as defined below), Additional Debentures in a principal amount equal to up to such Purchaser's Additional Investment Amount, along with Additional Warrants to acquire up to 250 Additional Warrant Shares for each $1,000 principal amount of Additional Debentures purchased (each, an "ADDITIONAL CLOSING").

                      (iii) Closings. The Initial Closing and the Additional Closings collectively are referred to in this Agreement as the "CLOSINGS". Each Closing shall occur on the applicable Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.


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                      (iv) Purchase Price. The purchase price for each Purchaser
(the "PURCHASE PRICE") of the Debentures and related Warrants to be purchased by each such Purchaser at each Closing shall be equal to $1.00 for each $1.00 of principal amount of Debentures being purchased by such Purchaser at such Closing.

                  (b) Initial Closing Date. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 2.2(a) and 2.3(a) below (or such later date as is mutually agreed to by the Company and each Purchaser).

                  (c) Additional Closing Date. The date and time of each Additional Closing (each, an "ADDITIONAL CLOSING Date") shall be 10:00 a.m., New York Time, on the date specified in the Additional Debenture Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 2.2(b) and 2.3(b) and the conditions contained in this Section 2.1(c) (or such later date as is mutually agreed to by the Company and the applicable Purchaser). Subject to the requirements of Sections 2.2(b) and 2.3(b) and the conditions contained in this Section 2.1(c) each Purchaser may purchase, at such Purchaser's option, Additional Debentures by delivering written notice to the Company (an "ADDITIONAL DEBENTURE NOTICE") at any time during the period beginning after the date hereof and ending on and including the date which is the eighteen month anniversary of the effectiveness of the Registration Statement relating to the Initial Debentures and Initial Warrants. The Additional Debenture Notice shall be delivered at least ten Business Days prior to the Additional Closing Date set forth in the Additional Debenture Notice. The Additional Debenture Notice shall set forth (i) the principal amount of Additional Debentures and related Additional Warrants to be purchased by such Purchaser at the applicable Additional Closing Date, which principal amount, when added to the principal amount of any Additional Debentures previously purchased by such Purchaser, shall not exceed such Purchaser's Additional
Investment Amount, (ii) the aggregate Purchase Price for the Additional Debentures and related Additional Warrants to be purchased and (iii) the Additional Closing Date. As used herein, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  (d) Form of Payment. On each Closing Date, (i) each Purchaser shall pay its Purchase Price to the Company for the Debentures and Warrants to be issued and sold to such Purchaser at the applicable Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Purchaser the Debentures (in the principal amounts as such Purchaser shall request) which such Purchaser is then purchasing along with the Warrants (in the amounts as such Purchaser shall request) such Purchaser is purchasing, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee.

                  Section 2.2 Company Closing Deliveries.


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                  (a) At the Initial Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                      (i) this Agreement duly executed by the Company;

                      (ii)  a  Debenture,   registered   in  the  name  of  such
Purchaser, evidencing the principal amount of Debentures purchased by such Purchaser, which amount is such Purchaser's Investment Amount;

                      (iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire 250 shares of Common Stock for each $1,000 of such Purchaser's Investment Amount, at an exercise price equal to $1.4375;

                      (iv) the legal opinion of Company Counsel, in agreed form, addressed to the Purchasers;

                      (v) the Registration Rights Agreement duly executed by the Company; and

                      (vi) a Voting Agreement substantially in the form of Exhibit H hereto.

                  (b) At each Additional Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                      (i) a Debenture, registered in the name of such Purchaser, evidencing the principal amount of Debentures purchased by such Purchaser, which amount is such Purchaser's Additional Investment Amount;

                      (ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire 250 shares of Common Stock for each $1,000 of such Purchaser's Additional Investment Amount, at an exercise price equal to $1.8125;

                      (iii) the legal opinion of Company Counsel, in agreed form, addressed to the Purchasers;

                      (iv) acknowledgment from the Company's transfer agent as to the continuing validity of the Transfer Agent Instructions;

                      (v) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in each jurisdiction in which a secured creditor of the Company or any of its Subsidiaries should have filed since the previous Closing for which such search results were provided to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Purchasers, shall cover any of the Collateral (as defined in the Security Agreement and the Intellectual Property Security Agreement) and the results of


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searches  for any tax Lien and  judgment  Lien filed  against such Person or its property, which results, except as otherwise agreed to in writing by the Purchasers, shall not show any such Liens; and

                      (vi) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Purchasers.

                  (c) Within two (2) Business Days of the Initial Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                      (i) the Security Agreement duly executed by the Company and the subsidiaries of the Company party thereto; and

                      (ii) the Intellectual Property Security Agreement duly executed by the Company and the subsidiaries of the Company party thereto.

                  (d) Within six (6) Business Days of the Initial Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                      (i) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in each jurisdiction in which a secured creditor of the Company or any of its Subsidiaries should have filed in the past five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Purchasers, shall cover any of the Collateral (as defined in the Security Agreement and the Intellectual Property Security Agreement) and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Purchasers, shall not show any such Liens;

                      (ii) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Purchasers; and

                      (iii) the Transfer Agent Instructions executed by the Company and delivered to and acknowledged by the Company's transfer agent.

                  Section 2.3 Purchaser Closing Deliveries.

                  (a) At the Initial Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                      (i) this Agreement duly executed by such Purchaser;

                      (ii) such Purchaser's Investment Amount in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and


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                      (iii) the  Registration  Rights Agreement duly executed by such Purchaser.

                  (b) Within two (2) Business Days of the Initial Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                      (i)  the  Security   Agreement   duly   executed  by  such
Purchaser; and

                      (ii) the Intellectual Property Security Agreement duly executed by such Purchaser.

                  (c) At each Additional Closing, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser's Additional Investment Amount in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each
Purchaser:

                  (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in
Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                  (b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").


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                  (c) Authorization;  Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures and the Warrants and the reservation for issuance of the Underlying Shares and the Warrant Shares issuable upon conversion or exercise thereof or in respect of interest payable on the Debentures, as the case may be, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection herewith and therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debentures and the Warrants and reservation for issuance of the Underlying Shares, any Interest Shares (as defined in the Debentures) and Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations of the Trading Market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (collectively, "CONSENTS") with, any court or other federal, state, local or other governmental authority or any regulatory or self-regulatory agency or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement and the Intellectual Property Security Agreement, (ii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iii) the application(s) to the Nasdaq National Market for the listing of the Underlying Shares, any Interest Shares and the Warrant Shares for trading thereon if and in the time and manner required thereby, (iv) all filings required pursuant to
Section 4.5 hereof, and (v) those Consents set forth in Schedule 3.1(e), which Consents have been obtained prior to the date hereof.

                  (f) Issuance of the Securities. The Debentures and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. The Underlying Shares, any Interest Shares and the Warrant Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, taxes and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Debentures and the Warrants in order to issue the full number of Underlying Shares, any Interest Shares and Warrant Shares as are or may become issuable in accordance with the terms of the Debentures and the Warrants. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
Schedule 3.1(g). Except as set forth in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is in compliance with the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder by all government and regulatory authorities and agencies. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans,
(vi) the Company has not sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (vii) the Company has not had capital expenditures, individually or in the aggregate, in excess of $250,000. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. Except as set forth in Schedule 3.1(j), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator, governmental body, or regulatory or self-regulatory authority or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except as set forth in Schedule 3.1(n) and except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

                  (o) Patents and Trademarks.  The Company and the  Subsidiaries
have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY Rights"). The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it or its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, other than anticipated increases in the market price of officers' and directors' liability insurance generally.

                  (q) Foreign Corrupt Practices. Neither the Company nor any direct director, officer or employee acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (s) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (t) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls which the audit committee of the board of directors reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (v) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory or consultancy fees, brokers' commissions or finder's fee (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby, which fees are set forth on Schedule 3.1(v). The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                  (w) No Integrated Offering. None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  (x) Certain Registration Matters. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2(b)-(f), no registration under the Securities Act is required for the offer and sale of the Underlying Shares and Warrant Shares by the Company to the Purchasers as contemplated by the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act. Except as described in Schedule 3.1(x), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (y) Listing and Maintenance Requirements. Except as set forth in the SEC Reports or as set forth in Schedule 3.1(y), the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except for the maintenance of the $10 million minimum in shareholders' equity (pursuant to the rules and regulations of the Nasdaq Stock Market), the Company is currently in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchasers the maximum number of shares of Common Stock contemplated by this Agreement, including by reason of the issuance of shares of Common Stock upon conversion in full of the Debentures and the issuance of the Warrant Shares upon exercise in full of the Warrants.

                  (z) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (aa) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers solely as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                  (bb) Ranking of Debentures. Except as set forth on Schedule 3.1(bb), no Indebtedness of the Company is senior to or ranks pari passu with the Debentures in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

                  (cc) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (dd) Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no Purchaser is an officer or director of the Company. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document to which such Purchaser is a party has been (or upon delivery will have been) duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

                  Section 4.1 Transfer Restrictions. (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 4.1(b):

                  [NEITHER] THESE SECURITIES [NOR THE SECURITIES ISSUABLE UPON [EXERCISE][CONVERSION] OF THESE SECURITIES] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Underlying Shares, the Interest Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering the resale of such Underlying Shares, the Interest Shares and Warrant Shares is effective under the Securities Act, or (ii) following any sale of such Underlying Shares, the Interest Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Underlying Shares, the Interest Shares or Warrant Shares are eligible for sale under Rule 144(k), or
(iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for the Underlying Shares, the Interest Shares and Warrant Shares under this Section 4.1(c), the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Underlying Shares, the Interest Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Underlying Shares, the Interest Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  Section 4.2 Furnishing of Information. As long as any Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Underlying Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Underlying Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

                  Section 4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

                  Section   4.4   Subsequent    Registrations   and   Subsequent
Placements.

                  (a) Prior to the Effective Date, the Company shall not file a registration statement (including any shelf registration statements) (other than on Form S-8 or pursuant to the Registration Rights Agreement) with the Commission with respect to any securities of the Company (other than a registration statement with respect to 126,000 shares of Common Stock issued in September 2003 to A.G.A. Means of Protection and Commerce Ltd. or pre-effective amendments to such registration statement).

                  (b) Prior to the expiration of the first anniversary of the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of Common Stock or Common Stock Equivalents or any of its Subsidiaries' equity or Common Stock Equivalents, including without limitation, pursuant to a private placement, an equity line of credit or a shelf registration statement in accordance with Rule 415 under the Securities Act, (such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT Placement"), unless: (i) the Company delivers to each Purchaser a written notice (the "SUBSEQUENT PLACEMENT Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and
(ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the seventh Trading Day after (but not including) its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, all or part of such financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to so notify the Company of their willingness to participate in full in the Subsequent Placement, the Company may effect the remaining portion of such Subsequent Placement on the terms and to the Persons set forth in the Subsequent Placement Notice. The Company shall provide the Purchasers with a second Subsequent Placement Notice and the Purchasers will again have the right of first refusal set forth in this Section 4.4(b), if the Subsequent Placement subject to the initial Subsequent Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Notice within 45 Trading Days after the date of the initial Subsequent Placement Notice with the Person identified in the Subsequent Placement Notice. If the Purchasers indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser Percentage of the financing, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice. For purposes hereof, a Subsequent Placement shall not include a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $30,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines").

                  (c) The restrictive  period set forth in the first sentence of
Section 4.4(b) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares and the Warrant Shares.

                  (d) The restrictions contained in Sections 4.4(b) shall not apply to any grant or issuance by the Company of any of the following: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement and listed on Schedule 3.1(g), and (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, restricted stock plan or stock purchase plan in existence on the Closing Date (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein).

                  Section 4.5 Securities Laws Disclosure; Publicity. On or before 8:30 a.m., New York Time, on the second Trading Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of each of the Debenturess, the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any

Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Trading Market (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

                  Section 4.6 Indemnification of Purchasers. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each, a "PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in any Transaction Document; or (b) any Action brought or made against such Purchaser Party and solely arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

                  Section 4.7 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

                  Section 4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  Section 4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade receivables and accrued expenses in the ordinary course of the Company's business and consistent with prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

                  Section 4.10 Secured Obligation. The payment obligations under
the  Debentures  are  secured  pursuant  to  the  Security   Agreement  and  the
Intellectual Property Security Agreement.

                  Section 4.11 Proxy Statement. The Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company, which meeting shall be called and held not later than June 19, 2004 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Purchasers and a single legal counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Trading Market (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. The Company shall be obligated to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

                  Section 4.12 Revised Schedule. The Company will deliver a finalized Schedule 3.1(g) by the end of the business day on October 2, 2003. Such final Schedule 3.1(g) will not be materially different, then the preliminary version of such Schedule delivered at the Initial Closing.

                                   ARTICLE V.
                                  MISCELLANEOUS

                  Section 5.1 Fees and Expenses. At the Closing, the Company shall reimburse Smithfield Fiduciary LLC (a Purchaser) for its legal and due diligence fees and expenses in connection with the preparation and negotiation of the Transaction Documents by paying up to $25,000 (in addition to any previously paid amounts) to Schulte Roth & Zabel LLP, which amount shall be withheld by such Purchaser from its Purchase Price to be paid at Closing. Except as otherwise set forth in this Agreement or in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

                  Section 5.2 Entire Agreement. The Transaction Documents, and the Security Documents together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

                  Section   5.3   Notices.   Any  and  all   notices   or  other
communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of
(a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                Arotech Corporation
                                           632 Broadway
                                           Suite 1200
                                           New York, New York 10012
                                           Facsimile No.: (646) 654-2187
                                           Telephone No.:  (646) 654-2107
                                           Attn:  Chief Executive Officer

         With a copy to:                   Electric Fuel (E.F.L.) Ltd.
                                           One HaSolela Street, POB 641
                                           Western Industrial Park
                                           Beit Shemesh 99000, Israel
                                           Facsimile No.: 011-972-2-990-6688
                                           Telephone No.:  011-972-2-990-6623
                                           Attn.: General Counsel

         If to a Purchaser:                To the address set forth under such
                                           Purchaser's name on the signature
                                           pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  Section 5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  Section  5.5   Construction.   The  headings  herein  are  for
convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

                  Section 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

                  Section 5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in
Section 4.6.

                  Section 5.8 Liquidated Damages. The Company's obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such liquidated damages or other amounts are due and payable shall have been canceled. Such liquidated damages are not to be construed as the sole damages for remedies available to the Persons entitled to the same. The parties hereby agree that all remedies and damages are cumulative.

                  Section  5.9  Governing  Law.  All  questions  concerning  the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other actual costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  Section 5.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing, the conversion of the Debentures and exercise of the Warrants and the delivery of the Underlying Shares and Warrant Shares, as applicable.

                  Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

                  Section 5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  Section 5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

                  Section 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

                  Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  Section 5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  Section 5.17 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                  Section 5.18 Action by Purchasers. Any action required or permitted under any of the Transaction Documents to be taken by or on behalf of the Purchasers shall, for such action to be valid, require the approval of the

Majority-in-Interest prior to the taking of such action. If the consent, approval or disapproval of the Purchasers is required or permitted pursuant to any of the Transaction Documents, such consent, approval or disapproval shall only be valid if given by the Majority-in-Interest. "MAJORITY-IN-INTEREST" means the Purchaser or Purchasers (as the case may be) holding in excess of a majority of the outstanding aggregate principal amount under the Debentures, determined on a cumulative basis.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                         AROTECH CORPORATION


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES OF PURCHASERS FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    SMITHFIELD FIDUCIARY LLC

                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                    Investment Amount:             $1,750,000

                                    Address for Notice:

                                    c/o Highbridge Capital Management, LLC
                                    9 West 57th Street, 27th Floor
                                    New York, New York  10019
                                    Attention:  Ari J. Storch / Adam J. Chill
                                    Facsimile No.:  (212) 751-0755
                                    Telephone No.:  (212) 287-4720

                                    With a copy to:

                                    Schulte Roth & Zabel LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Facsimile No.:  (212) 593-5955
                                    Telephone No.:  (212) 756-2376
                                    Attention:  Eleazer Klein, Esq.

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    OMICRON MASTER TRUST

                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                    Investment Amount:               $500,000

                                    Address for Notice:

                                    c/o Omicron Capital L.P.
                                    810 Seventh Avenue
                                    39th Floor
                                    New York, New York 10019
                                    Attention:  Olivier Morali
                                    Facsimile:  (212) 803-5269
                                    Telephone:  (212) 803-5262

         IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

                                    PORTSIDE GROWTH AND OPPORTUNITY FUND

                                    By:
                                       ------------------------------
                                    Name:
                                    Title:

                                    Investment Amount:        $750,000

                                    Address for Notice:

                                    c/o Ramius Capital Group, L.L.C.
                                    666 Third Avenue, 26th Floor
                                    New York, New York 10006
                                    Facsimile No.: (212) 845-7999
                                    Telephone No.:  (212) 845-7917
                                    Attention:   Jeffrey Solomon
                                                 Jeffrey Smith

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    MAINFIELD ENTERPRISES INC.

                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    Investment Amount:              $750,000

                                    Address for Notice:

                                    c/o Cavallo Capital Corp.
                                    660 Madison Avenue, 18th Floor
                                    New York, New York  10021
                                    Attention:  Mor Sagi
                                    Facsimile:  (212) 651-9010
                                    Telephone:  (212) 651-9005

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    CRANSHIRE CAPITAL L.P.

                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    Investment Amount:              $750,000

                                    Address for Notice:

                                    c/o Downsview Capital, Inc.
                                    The General Partner
                                    666 Dundee Road, Suite 1901
                                    Northbrook, IL  60062
                                    Attention:  Mitchell D. Kopin
                                    Facsimile:  (847) 562-9031
                                    Telephone:  (847) 562-9030

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    CLEVELAND OVERSEAS LTD.



                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:

                                    Investment Amount:          $500,000


                                    Address for Notice:

                                    ----------------
                                    ----------------
                                    ----------------
                                    Facsimile No.:   (___) ___-____
                                    Telephone No.: (___) ___-____
                                    Attention:  ______________

                                    EXHIBITS
                                    --------

Exhibit A         Form of Debentures
Exhibit B         Form of Warrants
Exhibit C         Form of Registration Rights Agreement
Exhibit D         Form of Irrevocable Transfer Agent Instructions
Exhibit E         Form of Company Counsel Opinion
Exhibit F         Intellectual Property Security
Exhibit G         Security Agreement
Exhibit H         Voting Agreement


                                    SCHEDULES
                                    ---------

Schedule 3.1(a)            Subsidiaries
Schedule 3.1(e)            Consents
Schedule 3.1(g)            Capitalization
Schedule 3.1(j)            Litigation
Schedule 3.1(x)            Registration Rights
Schedule 3.1(y)            Listing and Maintenance Requirements Exceptions
Schedule 3.1(bb)           Ranking